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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Credit Suisse First Boston (USA), Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 dated June 6, 2001 of our report dated February 8, 2001, which is included in the Annual Report on Form 10-K for the year ended December 31, 2000 of Credit Suisse First Boston (USA), Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.

New York, New York
June 6, 2001